                                                                EX-99.B(d)(2)(i)

                                   APPENDIX I

      Sub-advisory fees shall be paid monthly on the first business day of each month, at the annual rates specified below of each Fund's average daily value (as determined on each day that such value is determined for the Fund at the time set forth in the Prospectus for determining net asset value per share) during the preceding month.

--------------------------------------------------------------------------------
                     Fund                          Investment Advisory Fee

--------------------------------------------------------------------------------
Outlook Today Fund                              0.25% up to $100 million
                                                0.20% $100 - $200 million
                                                0.15% **$200 million

--------------------------------------------------------------------------------
Outlook 2010 Fund                               0.25% up to $100 million
                                                0.20% $100 - $200 million
                                                0.15% **$200 million

--------------------------------------------------------------------------------
Outlook 2020 Fund                               0.25% up to $100 million
                                                0.20% $100 - $200 million
                                                0.15% **$200 million

--------------------------------------------------------------------------------
Outlook 2030 Fund                               0.25% up to $100 million
                                                0.20% $100 - $200 million
                                                0.15% **$200 million

--------------------------------------------------------------------------------
Outlook 2040 Fund                               0.25% up to $100 million
                                                0.20% $100 - $200 million
                                                0.15% **$200 million

--------------------------------------------------------------------------------

Approved by Board of Trustees: October 24, 2000 as amended March 1, 2001, May 8, 2001 and November 6, 2001.

Most Recent Annual Approval: August 6, 2002.

** equals more than

         The Funds listed in this Appendix I were last approved by the parties to this Agreement as of April 15, 2002.

                                 WELLS FARGO FUNDS TRUST

                                 By: /s/ C. David Messman
                                     -------------------------------------------
                                     C. David Messman
                                     Secretary

                                WELLS FARGO FUNDS MANAGEMENT, LLC

                                 By: /s/ Andrew Owen
                                     -------------------------------------------
                                     Andrew Owen
                                     Vice President

                                 BARCLAYS GLOBAL FUND ADVISORS

                                 By: /s/ Danell J. Doty
                                     -------------------------------------------
                                     Name: Danell J. Doty
                                     Title:   Principal

                                 By: /s/ Michael Latham
                                     -------------------------------------------
                                     Name: Michael Latham
                                     Title:   Managing Director

                                        2